UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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INNOVIVA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Innoviva Issues Statement on Upcoming Annual Meeting of Stockholders

Innoviva Board Recommends Shareholders Vote “FOR” All of Innoviva’s Qualified Directors

on the WHITE Proxy Card

Value Creating Strategy Supported by Innoviva’s Most Important Partner, GlaxoSmithKline

BRISBANE, Calif. --  April 18, 2017 -- Innoviva, Inc. (the “Company” or “Innoviva”) (NASDAQ: INVA) today summarized for shareholders the clear and compelling reasons to vote FOR its nominees at the Company’s upcoming Annual Meeting of Stockholders to be held on April 20.

Reasons to vote FOR Innoviva’s highly qualified nominees on the WHITE proxy card:

1.              The Company’s Board of Directors’ (the “Board”) plan is delivering value.  Innoviva has delivered a 32% compounded growth rate in royalties over the last 10 reported quarters.

2.              The Board is responsive to all of our shareholders.  Your Board has determined to undertake a fresh, comprehensive review of all of our costs, including executive and director compensation structure.

3.              The Board’s working strategy is supported by our partner, GlaxoSmithKline plc (“GSK”).  “GSK has been a long-time partner of Innoviva and we continue to value the collaborative and productive relationship.” - GSK, Schedule 13D/A filed on April 13, 2017.

4.              The Board has the right experience.  Our Board is comprised of 4 current or former CEOs, 2 former CFOs and 6 directors with relevant industry experience.

Reasons to discard Sarissa’s GOLD proxy card and vote on the WHITE card:

1.              Sarissa is seeking to change a successful strategy.  Despite vocal support for the partnership from GSK, Sarissa is blindly insisting on destroying this working strategy. Why does Sarissa want to destroy a plan supported by Innoviva’s most important partner, GSK?

2.              Sarissa’s nominees are highly unqualified.  The nominees are unquestionably tied directly or indirectly to Sarissa.  One nominee is a film executive whose only experience seems to be loyalty to Sarissa.  Is this the right team to change our proven strategy?

3.              Sarissa is seeking effective control. Sarissa originally launched its proxy fight by nominating 4 directors for our 7-person Board.  Sarissa is still seeking to oust our CEO and Chairman from the Board and has publicly asked for the resignation of a fourth director from our Board.

4.              Sarissa has a history of destroying value.  Prior experience plainly shows Sarissa’s haphazard supposed strategy destroys value.

The Annual Stockholders Meeting is now just a few days away. We urge our shareholders to vote on the WHITE proxy card in favor of the current Board to protect their investment and the long-term value of Innoviva.

Your Vote Is Important, No Matter How Many or How Few Shares You Own!

If you have questions about how to vote your shares, please contact:

INNISFREE M&A INCORPORATED

(888) 750-5834 (TOLL-FREE from the U.S. and Canada)

or (412) 232-3651 (from other locations)

Banks and Brokers May Call Collect: (212) 750-5833

REMEMBER:

Please simply discard any Gold proxy card that you may receive from Sarissa.

Returning a Gold proxy card – even if you “withhold” on Sarissa’s nominees –

will not help your Company, as it will revoke any vote you previously submitted on Innoviva’s WHITE proxy card.

Please visit http://investor.inva.com/proxy.cfm for more information.

About Innoviva

Innoviva is focused on bringing compelling new medicines to patients in areas of unmet need by leveraging its significant expertise in the development, commercialization and financial management of bio-pharmaceuticals. Innoviva’s portfolio is anchored by the respiratory assets partnered with Glaxo Group Limited (GSK), including RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®, which were jointly developed by Innoviva and GSK. Under the agreement with GSK, Innoviva is eligible to receive associated royalty revenues from RELVAR®/BREO® ELLIPTA®, ANORO® ELLIPTA®. In addition, Innoviva retains a 15 percent economic interest in future payments made by GSK for earlier-stage programs partnered with Theravance BioPharma, Inc., including the closed triple combination therapy for Chronic Obstructive Pulmonary Disease (COPD). For more information, please visit Innoviva’s website at www.inva.com.

ANORO®, RELVAR®, BREO® and ELLIPTA® are trademarks of the GlaxoSmithKline group of companies.

Forward-Looking Statements

This press release contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events, including expected cost savings. Innoviva intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “expect”, “goal”, “intend”, “objective”, “opportunity”, “plan”, “potential”, “target” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve substantial risks, uncertainties and assumptions. These statements are based on the current estimates and assumptions of the management of Innoviva as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Innoviva to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: expected cost savings, lower than expected future royalty revenue from respiratory products partnered with GSK, the commercialization of RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA® in the jurisdictions in which these products have been approved; the strategies, plans and objectives of Innoviva (including Innoviva’s growth strategy and corporate development initiatives beyond the existing respiratory portfolio); the timing, manner, amount and planned growth of anticipated potential capital returns to shareholders (including, without limitation, statements regarding Innoviva’s expectations of future purchases under its capital return programs and future cash dividends); the status and timing of clinical studies, data analysis and communication of results; the potential benefits and mechanisms of action of product candidates; expectations for product candidates through development and commercialization; the timing of regulatory approval of product candidates; and projections of revenue, expenses and other financial items. Other risks affecting Innoviva are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Innoviva’s Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the Securities and Exchange Commission (“SEC”) and available on the SEC’s website at www.sec.gov. Additional factors may be described in those sections of Innoviva’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, to be filed with the SEC in the second quarter of 2017. In addition to the risks described above and in Innoviva’s other filings with the SEC, other unknown or unpredictable factors also could affect Innoviva’s results. Past performance is not necessarily indicative of future results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information in this press release is provided only as of the date hereof, and Innoviva assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

Investor Contact:

Eric d’Esparbes

Senior Vice President and Chief Financial Officer

Innoviva, Inc.
650-238-9640
investor.relations@inva.com

Media Contacts:

Abernathy MacGregor

Patrick Tucker or Ina McGuinness

212-371-5999 or 213-630-6550